UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2009

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2009, Infinera Corporation (the “Company” or “Infinera”) issued a press release announcing selected unaudited financial results for its second quarter ended June 27, 2009. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

The press release furnished herewith as Exhibit 99.1 refers to certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the press release.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 16, 2009, the Company announced its plan to restructure its Maryland based semi-conductor fabrication plant (“FAB”). This restructuring is expected to be completed by the Company’s fiscal fourth quarter of 2009 and is expected to affect approximately fifty employees company-wide and to include the closure of the Company’s Maryland FAB. The restructuring is expected to result in a restructuring charge of approximately $8 million, of which approximately $3 million is cash related. $6 million of the restructuring charges are expected to be recognized in the fiscal third quarter of 2009 and $2 million of the restructuring charges are expected to be recognized in the fiscal fourth quarter of 2009. The Company is taking these actions in order to streamline operations and enable designers to work seamlessly across integration platforms for our next generation products.

Forward-Looking Statements Disclaimer

The disclosure contained in this Item 2.05 contains forward-looking statements concerning the expected charges and costs associated with the restructuring of the Company’s Maryland FAB. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the statements included in this Item 2.05 disclosure include, but are not limited to, difficulties encountered in implementing the planned restructuring such as litigation or other claims arising out of the restructuring. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). Such forward-looking statements speak only as of the date of this report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, the Company announced that Jagdeep Singh resigned as President and Chief Executive Officer of the Company, effective December 31, 2009. The Company further announced that the Board of Directors of the Company has determined that Thomas J. Fallon, the Company’s current Chief Operating Officer, will be appointed as the President and Chief Executive Officer of the Company upon the effectiveness of Mr. Singh’s resignation. Messrs. Singh and Fallon will begin the transition process immediately, and Mr. Singh intends to continue to serve as the Executive Chairman of the Board of Directors of the Company. More information about Mr. Fallon is available in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008, filed with the Securities and Exchange Commission on February 17, 2009.

Item 7.01.	Regulation FD Disclosure:

On July 21, 2009, the Company issued a press release announcing Mr. Singh’s resignation. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished under Item 7.01 Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated July 21, 2009 titled “Infinera Corporation Reports Second Quarter 2009 Financial Results.”

99.2	Press release dated July 21, 2009 titled “Jagdeep Singh to step down as CEO of Infinera in January 2010 and remain as Executive Chairman, COO Tom Fallon named successor.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: July 21, 2009	By:	/s/ Michael O. McCarthy, III
Michael O. McCarthy, III Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 21, 2009 titled “Infinera Corporation Reports Second Quarter 2009 Financial Results.”

99.2	Press release dated July 21, 2009 titled “Jagdeep Singh to step down as CEO of Infinera in January 2010 and remain as Executive Chairman, COO Tom Fallon named successor.”